Exhibit 10.19

THIRD AMENDMENT TO DEVELOPMENT AGREEMENT

This THIRD AMENDMENT TO DEVELOPMENT AGREEMENT (“Amendment”) is made as of February 2, 2006, by and between BOSTON SCIENTIFIC CORPORATION (“BSC”), a Delaware corporation, and CORAUTUS GENETICS INC. (the “Company”), a Delaware corporation (each a “Party,” and collectively, the “Parties”).

WHEREAS, pursuant to the Investment Agreement, dated July 30, 2003, between BSC and Company (the “Investment Agreement”), BSC and Company agreed, subject to the conditions set forth therein, to enter into a Loan Agreement, an Investor Rights Agreement, a Development Agreement (as amended, the “Development Agreement”), a Distribution Agreement and a Patent Sublicense Agreement;

WHEREAS, pursuant to such agreements, the Parties agreed to cooperate to develop products that use VEGF-2 for the treatment of diseases of the heart or peripheral vascular system;

WHEREAS, the Development Agreement requires the Company to use commercially reasonable efforts to complete Clinical Development of the Final Product in accordance with an established schedule set forth in Section 2.03 of the Development Agreement;

WHEREAS, the Parties previously have amended the Development Agreement to modify certain of the dates set forth in Section 2.03 of the Development Agreement in the form of that certain First Amendment to Development Agreement dated as of July 22, 2004 and that Second Amendment to Development Agreement dated as of June 27, 2005;

WHEREAS, the Parties have agreed to modify further certain of the dates in the schedule set forth in Section 2.03 of the Development Agreement; and

WHEREAS, capitalized terms that are not defined in this Agreement shall have the meanings assigned to such terms in the Development Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend the Development Agreement as follows:

1.	Section 2.03 (b). Section 2.03 (b) of the Development Agreement is hereby deleted in its entirety and replaced with the following:

“(b)	**; and”

2.	All provisions of the Development Agreement, except to the extent specifically amended as provided above, are hereby in all respects ratified and confirmed.

3.	This Amendment may be signed in one or more counterparts, which when taken together shall constitute one and the same Amendment.

**	Confidential Treatment Requested

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CORAUTUS GENETICS INC.

By:	/s/ Richard E. Otto

Richard E. Otto President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best

Lawrence C. Best Executive Vice President and Chief Financial Officer